UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 26, 2021

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15231 Laguna Canyon Road, Suite 250, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 26, 2021, TNHC Colorado Inc. (“TNHC”), a wholly owned subsidiary of The New Home Company Inc. (the “Company”), entered into and closed a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Christina D. Presley and CDP Holdings, LLC, as sellers pursuant to which TNHC agreed to acquire all the membership interests of the Epic Companies (as defined in the Purchase Agreement), a residential homebuilder based in Denver, Colorado known as Epic Homes (the “Acquisition”).

The purchase price for the Epic Companies was approximately $8.4 million, $6.9 million of which was paid at closing with the balance to be paid in future installments. The purchase price is subject to adjustment based on net book value of the Epic Companies’ assets on the date of closing and certain other obligations. The Acquisition Agreement includes various representations, warranties and covenants of the parties generally customary for a transaction of this nature.

The Company funded the Acquisition with cash on hand. Following the consummation of the Acquisition, the Company repaid approximately $24 million of the Epic Companies’ third-party indebtedness and purchased lots from a third party for approximately $4.3 million.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.

Item 8.01	Other Events.

On March 1, 2021, the Company issued a press release (the “Acquisition Press Release”) announcing that it has acquired a privately held Denver-based homebuilder, Epic Homes.  A copy of the Acquisition Press Release is furnished as 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement dated February 26, 2021, among TNHC Colorado Inc., as buyer, and Christina D. Presley and CDP Holdings, LLC, as sellers and Christina D. Presley, as sellers’ representative*

99.1	Press release dated March 1, 2021 announcing the Epic Acquisition

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
* The schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2021

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer